UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/11/2010

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 11, 2010 and May 17, 2010, the Registrant entered into Subscription Agreements with certain "accredited investors" (each, an "Investor" and collectively, the "Investors"), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act"), for the purchase and sale of approximately 4,429 common stock units ("Units"). Each full Unit consisted of 1,000 shares of the Registrant's common stock and a warrant ("Warrant") to purchase up to 200 additional shares of the Registrant's common stock. The purchase price for each full Unit was $550. The Registrant received gross proceeds of $2,435,800 and issued 4,428,713 shares of common stock ("Shares") and Warrants entitling the Investors to purchase a maximum of 885,723 shares of the Registrant's common stock ("Warrant Shares"). The foregoing description of the Subscription Agreements is qualified by reference to the complete terms of such agreements, the form of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 6, 2010.

The Warrants have an exercise price of $0.91 per share, cannot be exercised for six months, and have a five year term. The Warrants permit the holder to exercise on a cashless basis unless the shares underlying the Warrants have been registered under the Securities Act, in which case, they must be exercised for cash, and contain standard anti-dilution provisions. The foregoing description of the Warrants is qualified by reference to the complete terms of such Warrants, the form of which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed on May 6, 2010.

The Registrant paid its placement agent a cash fee of $316,654 for services rendered in connection with these transactions.

The Units, Shares, Warrants, and Warrant Shares (collectively, the "Securities") have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.

As a result of the transactions described above, an anti-dilution price reset provision contained in the warrants issued by the Registrant on August 19, 2008 ("August 2008 Warrants") was triggered. The exercise price for the August 2008 Warrants was reset from $3.0718 to $2.9999 and the number of shares subject to the August 2008 Warrants was increased from 17,590,018 to 18,011,294.

Item 3.02.    Unregistered Sales of Equity Securities

The disclosures made under Item 1.01 are incorporated in this Item 3.02 by reference. The Units were issued to "accredited investors" in transactions exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act and similar exemptions under applicable state securities laws. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they have acquired the Securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03.    Material Modifications to Rights of Security Holders

The disclosure made under the last paragraph of Item 1.01 is incorporated in this Item 3.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: May 17, 2010	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer